EXHIBIT 3 ( j )

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                                  STATE OF DELAWARE                  Page 1

                            OFFICE OF THE SECRETARY OF STATE



     I, EDWARD J. FREEL, secretary of state of the state of delaware, do hereby certify the attached is a true copy and correct copy of the certificate of amendment of "fidelity medical, inc.", changing its name from "fidelity medical, inc.", to "corniche group incorporated", filed in this office on the twenty-eighth dat of September, a.d. 1995, at 9 o'clock a.m.

     a certified copy of this certificate has been forwarded to the kent county recorder of deeds for recording.


                  [DELAWARE'S STATE SEAL APPEARS AS WATERMARK]



                                   /s/  Edward J. Freel
                                   Edward J. Freel, Secretary of State
                                                   AUTHENTICATION:     7659162
                                                             DATE:     09-29-95
     0899444     0100
     950223828

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                                 CERTIFICATE OF AMENDMENT

                                            OF

                               CERTIFICATE OF INCORPORATION

                                           OF

                                  FIDELITY MEDICAL, INC.

                      (Under Section 242 of the General Corporation Law)

     The undersigned, being the President and Secretary, respectively, of Fidelity Medical, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), do hereby amend and certify as follows:

          1.     The name of the Corporation is Fidelity Medical, Inc.

          2. The Certificate of Incorporation of the Corporation is hereby amended effective October 1, 1995 to effect the following amendments which were set forth in a resolution adopted by the board of directors and adopted by the holders of a majority of the outstanding shares of common stock of the Corporation entitled to vote thereon, in accordance with the provisions of
Section 242 of the Delaware General Corporation Law: (a) to change the name of the Corporation, (b) to reduce the number of shares of common stock, par value $.01 per share ("Common Stock"), issued and outstanding by means of a reverse stock split of one share for every ten shares outstanding on October 1, 1995 (without reducing the number of authorized common shares), and (c) to increase the number of authorized shares of Preferred Stock.

          3. To accomplish the second of the foregoing amendments, Article FIRST of the Restated Certificate of Incorporation is hereby amended to change the name of the corporation as follows: "The name of the Corporation is CORNICHE GROUP INCORPORATED."

          4. To accomplish the second of the foregoing amendments, Article FOURTH of the Restated Certificate of Incorporation is amended by adding the following clause at the end of such Article, which reads in its entirety as follows:

                  Immediately prior to the date of filing this Certificate of Amendment, there were 24,083,075 shares of Common Stock outstanding. The Corporation hereby is reducing the number of shares of Common Stock issued and outstanding by means of a reverse stock split of one for every ten shares outstanding on October 1, 1995. Upon surrender to the Corporation of certificates (duly endorsed in blank) representing shares of common Stock to be converted, certificates representing the appropriate number of

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                  shares of Common Stock will be issued.  with respect to
                  any resulting fractional shares, the Corporation shall (i) arrange for the disposition of fractional interests by those entitled thereto and (ii) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined.

          5. To accomplish the third of the foregoing amendments, Article FOURTH of the Restated Certificate of Incorporation is restated in its entirety as follows (with the preceding paragraph to follow):

          FOURTH:   The total number of shares of stock which the Corporation
shall have authority to issue is THIRTY FIVE MILLION (35,000,000) consisting of (i) Thirty Million(30,000,000) shares of Common Stock of the par value of $.10 per share and (ii) Five Million (5,000,000) shares of Preferred Stock of the par value of $.01 per share.

     The designations and the powers, preferences and right, and the qualifications, limitations or restrictions thereof of the Preferred Stock, and the Common Stock are as follows:

     A.     Preferred Stock.

          The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the Preferred Stock in series and by filing a Certificate pursuant to the Delaware General Corporation Law to establish the number of shares to be included in each such series. The Preferred Stock may be issued either as a class without series, or as so determined from time to time by the Board of Directors, either in whole or in part in one or more series, each series to be appropriately designated by a distinguishing number, letter or title prior to the issue of any shares thereof. Whenever the term "Preferred Stock" is used in this Article FOURTH, it shall be deemed to mean and include Preferred Stock issued as a class without series, or one or more series thereof, or both unless the context shall otherwise require. There is hereby expressly granted to the Board of Directors of the Corporation authority, subject to the limitations provided by law, to fix the voting power, the designations, and the relative preferences, powers, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of each series of said Preferred Stock and the variations in the relative powers, rights, preferences and limitations as between series, and to increase the number of shares constituting each series, and to decrease such number of shares (list not to less than tile number of outstanding shares of the series), in the resolution or resolutions adopted by the Board of Directors providing for the issue of said Preferred stock.

     The authority of the Board of Directors of die corporation with respect to each series shall include, but shall not be limited to, the authority to determine the following:

     1. The designation of the series;

     2. The number of shares initially constituting such series;

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     3. The increase, and the decrease to a number not less than the number of the outstanding shares of such series, of the number of shares constituting such series theretofore, fixed;

     4. The rate or rates and the times and conditions under which dividends on the shares of such series shall be paid, and, (i) if such dividends are payable in preference to, or in relation to, the dividends payable on any other class or classes of stock, the terms and conditions of such payment, and
(ii) if such dividends shall be cumulative, the date or dates from and after which they shall accumulate;

     5. Whether or not the shares of such series shall be redeemable, and, if such shares shall be redeemable, the terms and conditions of such redemption, including, but not limited to, the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under conditions and at different redemption dates;

     6. The amount payable on the shares of such series in the event of the dissolution of, or upon any distribution of the assets of, the Corporation;

     7. Whether or not the shares of such series may be convertible into, or exchangeable for, shares, of any other class or series and the price or prices and the rates of exchange and the terms of any adjustments to be made in connection with such conversion or exchange;

     8. Whether or not the shares of such series shall have voting rights in addition to the voting rights provided by law, and, if such shares shall have such voting rights, the terms and conditions thereof, including but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other series of Preferred Stock and the right to have more or less than one vote per share;

     9. Whether or not a purchase fund shall be provided for the shares of such series, and, if such a purchase fund shall be provided, the terms and conditions thereof;

     10. Whether or not a sinking fund shall be provided for the redemption of the shares of such series and if such a sinking fund shall be provided, the terms and conditions thereof; and

     11. Any other powers, preferences and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions thereof, as shall not be inconsistent with the provisions of this Article FOURTH or the limitations provided by law.

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B.     Common Stock.

     1. Subject to the rights of the Preferred stockholders, the holders of the Common Stock shall be entitled to receive such dividends as may be declared thereon by the Board of Directors of the Corporation in its discretion, from time to time, out of any funds or assets of the Corporation lawfully available for the payment of such dividends.

     2. In the event of any liquidation, dissolution or winding up of the Corporation, or any reduction of its capital, resulting in a distribution of its assets to its stockholders, whether voluntary or involuntary, then, after there shall have been paid or set apart for the holders of the Preferred Stock the full preferential amounts to which they are entitled, the holders of the Common Stock shall be entitled to receive as a class, pro rata, the remaining assets of the Corporation available for distribution to its stockholders.

     3. For any and all purposes of this Certificate of Incorporation neither the merger or consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or substantially all of the assets of the Corporation, or any other transaction or series of transactions having the effect of a reorganization shall be deemed to be a liquidation, dissolution or winding-up of the Corporation.

     4. Except as otherwise expressly provided by, law or in a resolution of the Board of Director, providing voting rights to the holders of the Preferred Stock, the holders of the Common Stock shall possess exclusive voting power for the election of directors and for all other purposes and each holder thereof shall be entitled to one vote for each share thereof.

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          IN WITNESS WHEREOF,  the undersigned being duly elected officers of the above-named corporation, have executed this Certificate of Amendment and affirm the statements herein contained on this 28th day of September, 1995.



                              FIDELITY MEDICAL INC.


                              By: /s/ Brian J. Baylis
                                  Brian J. Baylis, President

ATTEST:


/s/ Susan A.M. Crisp
Susan A. M. Crisp, Secretary

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